Exhibit 10.1

FIRST AMENDMENT TO THE

LAZARD LTD 2008 INCENTIVE COMPENSATION PLAN

This amendment (this “Amendment”), effective as of January 1, 2024 (the “Effective Date”), by Lazard, Inc., a Delaware corporation (“Lazard Delaware”) and, before changing its place of incorporation from Bermuda to the State of Delaware, Lazard Ltd, a Bermuda exempted company (said Bermuda exempted company and, upon such change, said Delaware corporation, the “Company”), amends the Lazard Ltd 2008 Incentive Compensation Plan (the “Plan”).

WHEREAS, the Company, currently maintains and sponsors the Plan;

WHEREAS, Section 14(c) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time;

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, the Plan shall be amended as follows:

1.

Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan, except as otherwise provided herein. As used in this Amendment, the word “herein” refers to this Amendment as a whole and not to any particular article, section or other subdivision of this instrument.

2.	The first sentence of Section 1 of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“The purpose of this Lazard, Inc. 2008 Incentive Compensation Plan (the “Plan”) is to give the Company a competitive advantage in attracting, retaining, rewarding and motivating officers, employees, directors, advisors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to shareholder value and the opportunity to earn other incentive awards payable in cash.”

3.	Section 1(m) of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“‘Company’ means Lazard, Inc., a Delaware corporation, or any successor thereto.”

4.	References to “shareholder” or “shareholders” of the Company in the Plan shall mean “stockholder” or “stockholders”, respectively, of Lazard Delaware.

5.

To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of Lazard Delaware common stock, par value $0.01 per share, will be issued upon the exercise of, or the payment of, any such Awards previously or hereafter granted under the Plan, including Awards that were granted and outstanding prior to the Effective Date.

6.

Until surrendered and exchanged, each certificate delivered to a Participant pursuant to the Plan and evidencing outstanding Shares immediately prior to the Effective Date shall, for all purposes of the Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Effective Date. After the Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the Shares as it deems necessary to reflect the substance of this Amendment, but no such modifications shall be necessary to reflect the substance of this Amendment.

7.	Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Lazard Ltd 2008 Incentive Compensation Plan as of the 2nd day of February, 2024.

LAZARD, INC.

By:	/s/ Shari Soloway
Name:	Shari Soloway
Title:	Chief Corporate Counsel & Corporate Secretary